Exhibit 32.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Michelle Gass, Chief Executive Officer of Levi Strauss & Co. (the "Company"), and Harmit Singh, Executive Vice President and Chief Financial and Growth Officer of the Company, each hereby certifies that, to the best of their knowledge:
1.The Company's Annual Report on Form 10-K for the period ended November 30, 2025, to which this Certification is attached as Exhibit 32.1 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ MICHELLE GASS
Michelle Gass
President and Chief Executive Officer
January 28, 2026

/s/ HARMIT SINGH
Harmit Singh
Executive Vice President and Chief Financial and Growth Officer
January 28, 2026